Dawson Geophysical Reports Profitable Fiscal 2004

MIDLAND, TX -- 11/12/2004 -- Dawson Geophysical Company (NASDAQ: DWSN) today reported improved profitability in its fiscal fourth quarter and year ending September 30, 2004. Earnings for the quarter were $0.72 per share compared to $0.10 in the 2003 fourth quarter. For the year, earnings were $1.53 compared to a loss of $0.16 per share 2003.

Approximately $0.28 per share of the fourth quarter earnings are due to a deferred income tax benefit from the elimination of a valuation allowance on the Company's deferred tax asset resulting from net operating loss carryforwards. The Company believes that its past five profitable quarters and a continued favorable environment for its services will enable use of the deferred tax asset.

Revenues in fiscal 2004 were $69,346,000, an increase of 34 percent over 2003 revenues of $51,592,000. Fourth quarter revenues of $21,556,000 were 47 percent above $14,695,000 in the 2003 quarter.

The Company's improved performance is a direct result of the domestic petroleum industry's recent return to aggressive exploration for reserves of crude oil and natural gas caused by improved prices. Dawson's position as the leading provider of seismic exploration services in the U.S. onshore market has occurred through expansion of its high-resolution 3-D surveys, modest price improvement and increased revenue for lost time due to weather.

Three additional data acquisition crews were fielded during the year, funded from cash flow and cash reserves. Capital expenditures for the year were $13,889,000. Funding during 2005 is estimated to be at least $20,000,000 to complete the 2004 expansions and fund a new crew, the Company's tenth, expected to be fielded in January, 2005. Short term bank borrowings are planned to assist in financing these expansions.

The Company's order book currently exceeds nine months of capacity operations, largely attributable to its reputation as a quality provider offering flexibility and adaptability to a complete range of operational requirements. Establishment and enlargement of offices in Houston, Denver and Oklahoma City have placed the Company conveniently near its clientele.

Founded in 1952, Dawson Geophysical Company acquires and processes 2-D, 3-D and multi-component seismic data used in analyzing subsurface geologic conditions for the potential of oil and natural gas accumulation. Dawson's clients-major and intermediate-sized oil and gas companies and independent oil operators-retain exclusive rights to the information obtained.

The Company operates highly mobile, land-based acquisition crews throughout the lower 48 states. Data processing is performed by geophysicists at Dawson's computer center in the Midland, Texas headquarters. The Company also provides data processing services through the Houston, Texas office.

In accordance with the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995, Dawson Geophysical Company cautions that statements in this press release which are forward-looking and which provide other than historical information involve risks and uncertainties that may impact the Company's actual results of operations. Please see the Company's Form 10-K for the fiscal year ended September 30, 2003 for a more complete discussion of such risk factors.

STATEMENTS OF OPERATIONS
                                        Years Ended September 30,
                                   2004         2003          2002
                                ----------    ----------    ----------

Operating revenues             $69,346,000   $51,592,000   $36,078,000
Operating costs:
  Operating expenses            55,618,000    46,151,000    33,205,000
  General and administrative     2,675,000     2,421,000     2,006,000
  Depreciation                   4,653,000     4,404,000     4,233,000
                                ----------    ----------    ----------
                                62,946,000    52,976,000    39,444,000

Income (loss) from operations    6,400,000    (1,384,000)   (3,366,000)
Other income:
  Interest income                  177,000       328,000       507,000
  Other                            505,000       209,000        96,000
                                ----------    ----------    ----------
Income (loss) before
 income tax                      7,082,000      (847,000)   (2,763,000)

Income tax benefit (expense):
  Current                          (96,000)            -       400,000
  Deferred                       1,632,000       (52,000)       71,000
                                ----------    ----------    ----------
                                 1,536,000       (52,000)      471,000
                                ----------    ----------    ----------

Net income (loss)                8,618,000      (899,000)   (2,292,000)
                                ==========    ==========     =========

Net income (loss) per
 common share                        $1.55        $(0.16)       $(0.42)
                                ==========    ==========     =========

Net income (loss) per common
 share-assuming dilution             $1.53        $(0.16)       $(0.42)
                                ==========    ==========     =========

Weighted average equivalent
 common shares outstanding       5,558,646     5,484,593     5,462,936
                                ==========    ==========     =========

Weighted average equivalent
 common shares outstanding-
 assuming dilution               5,631,397     5,484,593     5,462,936
                                ==========    ==========     =========

BALANCE SHEETS
                                                      September 30,
                                                   2004          2003
                                                   ----          ----
       ASSETS
Current assets:
 Cash and cash equivalents                     $ 3,587,000   $ 3,389,000
 Short-term investments                          4,130,000     8,623,000
 Accounts receivable, net of allowance
  for doubtful accounts of $199,000 in
  2004 and $127,000 in 2003                     16,979,000     9,713,000
 Prepaid expenses                                  440,000       287,000
                                               -----------   -----------

       Total current assets                     25,136,000    22,012,000

Deferred tax asset                               1,648,000             -

Property, plant and equipment                   94,050,000    81,585,000
 Less accumulated depreciation                 (64,075,000)  (60,805,000)
                                               -----------   -----------

       Net property, plant and equipment        29,975,000    20,780,000
                                               -----------   -----------

                                               $56,759,000   $42,792,000
                                               ===========   ===========

   LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
 Accounts payable                              $ 4,764,000   $ 1,237,000
 Accrued liabilities:
   Payroll costs and other taxes                   742,000       478,000
   Other                                           971,000       415,000
                                               -----------   -----------

        Total current liabilities                6,477,000     2,130,000
                                               -----------   -----------

Stockholders' equity:
 Preferred stock-par value $1.00 per share;
  5,000,000 shares authorized,
  none outstanding                                       -             -
 Common stock-par value $.33 1/3 per share;
  10,000,000 shares authorized, 5,633,794
  and 5,487,794 shares issued and outstanding
  in 2004 and 2003, respectively                 1,878,000     1,829,000
 Additional paid-in capital                     39,949,000    38,931,000
 Other comprehensive income, net of tax            (28,000)       37,000
 Retained earnings (deficit)                     8,483,000      (135,000)
                                               -----------   -----------

        Total stockholders' equity              50,282,000    40,662,000
                                               -----------   -----------

                                               $56,759,000   $42,792,000
                                               ===========   ===========

For additional information, please contact:

L. Decker Dawson, CEO
Christina W. Hagan, CFO
1-800-332-9766